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                                                                        ANDERSEN




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporaton of our report dated February 27, 2002 included in this Form 10-K, into International Specialty Products Inc's previously filed Registration Statement on Form S-8 File Nos. 333-52504, 333-52638, 333-81486 and 333-81488.


/s/ ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 22, 2002